                   Energy West, Incorporated Announces Date of
             Annual Meeting of Shareholders and Amendment to By-Laws

         Great Falls, Mont., January 3, 2005/PR Newswire-First Call/--ENERGY
WEST, INCORPORATED (NASDAQ: EWST-News), a natural gas, propane and energy marketing company serving the Rocky Mountain states, announced today that the date of the 2004 Annual Meeting of Shareholders has been rescheduled to March 2,
2005 to be held at the Civic Center located at Park Drive and Central Avenue in
Great Falls, Montana at 9:00 a.m. local time. Pursuant to SEC Rule 14a-8 and the
Company's By-Laws, shareholders wishing to submit proposals for consideration in the Company's Proxy Statement for the 2004 Annual Meeting of Shareholders or to
propose business to be transacted or propose a director for nomination at that meeting must provide proper notice to the Company no later than January 13,
2005.

         The Company also announced that the Board of Directors of the Company has adopted an amendment to the Company's By-Laws providing that a Director is required to retire from the Board of Directors at the annual meeting following the Director's 70th birthday. The amendment takes effect following the 2004
Annual Meeting of Shareholders.

         Safe Harbor Forward-looking Statement: Energy West is including the following cautionary statement in the release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation
Reform Act of 1995 for any forward-looking statements made by, or on behalf of
Energy West. Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words "anticipates," "estimates," "expects," "intends," "plans,"
"predicts," and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, review by the Securities and Exchange Commission, proposal of other business or nominations by shareholders and various other matters, many of which are beyond Energy West's control. Energy West expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Energy West's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

         For additional information or clarification, please contact:  John Allen.

         Our toll-free number is 1-800-570-5688. Our web address is
www.energywest.com. Our address is P.O. Box 2229, Great Falls, MT 59403-2229.